Exhibit 10(u)

               COMMERCIAL LEASE AND REAL ESTATE PURCHASE AGREEMENT
               ---------------------------------------------------


     THIS AGREEMENT is entered into by and between MERVIN D. LUNG of St. Joseph County, Indiana, hereinafter referred to as "LESSOR/SELLER," who leases and sells to PATRICK INDUSTRIES, INC., an Indiana Corporation with principal offices in Elkhart County, Indiana, hereinafter referred to as "LESSEE/PURCHASER," for and in consideration of the covenants and agreements hereinafter mentioned, that real estate located in McLennan County, Texas, and more particularly described on Exhibit "A" attached hereto and made a part hereof ("Premises").

     1.) Lessor/Seller leases to Lessee/Purchaser the Premises from October 1, 2004, to and including the 30th day of March, 2005 (hereinafter referred to as the "Lease Term.")

     2.) That Lessee/Purchaser represents it will use said Premises for manufacturing, warehousing, and office purposes only, all in conformity with applicable ordinances, laws and regulations.

     3.) Lessee/Purchaser will pay, as rent for said Premises, to the Lessor/Seller at such place as the Lessor/Seller from time to time hereafter may designate in writing, in equal monthly installments of Twenty Five Thousand Twenty-nine Dollars ($25,029.00) each commencing on the 1st day of October, 2004, and on the first day of each succeeding consecutive month thereafter during the Lease Term to and including the 30th day of March, 2005.




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     Lessee/Purchaser shall further pay as additional rent the following:

     A. Real estate taxes levied and/or assessed against the Premises by the State of Texas and/or any political subdivision thereof commencing with the first installment of said taxes payable after October 1, 2004. In the event that there would be any arrearage in real estate taxes, levied and/or assessed against the Premises by the State of Texas, for any period of time prior to this Lease term, by the terms of a predecessor Commercial Lease, Lessee/Purchaser shall be responsible for said taxes.

     B. Insurance premiums for fire, extended coverage and hazard insurance on the improvements located on the Premises when and as the same fall due during the term commencing on the effective date of this Lease, said insurance to be in the amounts and with the limits of liability as hereinafter stated.

     4.) Lessee/Purchaser has examined and knows the condition of said Premises and has received the same in good order and repair, and that no representations as to the condition of repair thereof have been made by the Lessor/Seller or his representative, prior to or at the execution of this Lease that are not herein expressed or endorsed hereon. Lessee/Purchaser will keep the interior and exterior of said Premises in good repair, including the roof, walls, overhead door systems, passage doors and windows, replacing all broken glass with glass of the same size and quality as that broken, and will keep said Premises and appurtenances, as well as all eaves, downspouting, catch basins, drains stools, lavatories, sidewalks, adjoining alleys and all other facilities and equipment in connection with said Premises, in a clean and healthy condition, according to the city ordinances, and the direction of the proper public officers, during the term of this Agreement.

     5.) Lessor/Seller shall not be liable for damages caused by failure to keep said Premises in repair and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewage, or the bursting or leaking of plumbing or heating fixtures or waste or soil pipe



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existing in connection with said building or Premises, nor for damage occasioned by water, snow or ice being upon said sidewalks or coming through the roof, skylight, trap door or otherwise, nor for any damages arising from negligence of co-tenants or other occupants of the same building, or the agents, employees or servants of any of them, or of any owners or occupants of adjacent or contiguous property.

     6.) Lessor/Seller shall not be liable for any injury to the Lessee/Purchaser or any other person, occurring on, adjacent to or in front of said Premises, irrespective of whether said injury is caused by a defect in said Premises or by reason of said Premises becoming out of repair or arising from any other cause whatsoever, and the Lessor/Seller shall not be liable for damage to Lessee/Purchaser's property or to the property of any other person which may be located in or upon said Premises and the Lessee/Purchaser agrees to indemnify and save harmless the Lessor/Seller from any and all claims arising out of injuries to persons or property occurring on or about said Premises.

     During the term of this Lease the Lessee/Purchaser shall maintain at its expense, for the benefit of Lessor/Seller and Lessee/Purchaser and naming both Lessor/Seller and Lessee/Purchaser as insured parties, liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) per injury or occurrence and Two Million Dollars ($2,000,000.00) property damage. Lessee/Purchaser shall deliver from time to time during the term of this Lease to Lessor/Seller evidence of the existence of such liability insurance upon demand from Lessor/Seller.



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     7.) Lessee/Purchaser shall further maintain at its sole expense for the benefit of Lessor/Seller during the entire term of this Lease fire, extended coverage and hazard insurance on the improvements now located on the Premises in an amount equal to the insurable replacement cost of said improvements located on the Premises. It is agreed by and between the parties hereto that the present improvements located on the Premises have an initial insurable replacement value in the amount approved, in writing, by Lessor/Seller. Lessee/Purchaser shall further deliver to Lessor/Seller certificates of insurance issued by the insuror of said improvement and from time to time and when the premiums on said insurance become due and payable and shall further provide Lessor/Seller with evidence of the payment of said premiums.

     Lesssor shall be named as Loss Payee and as an Additional Insured party, as applicable, in all insurance policies. Lessee/Purchaser shall arrange so that Lessor/Seller will be given at least thirty (30) days notice before any cancellations of any insurance policy and coverage by any applicable insurance company.

     In the event Lessee/Purchaser shall construct or erect any further improvements upon said Premises and/or make any additions or alterations to the existing improvements located upon said Premises during the term of this Lease, Lessee/Purchaser, at its expense, shall insure said additional improvements or additions to present improvements in an amount not less than the costs of such further improvements or additions.

     8.) The parties agree that Lessee/Purchaser may sublet all or any portion of said Premises during the term of this Lease with the prior written consent of Lessor/Seller. Upon the provision of said Written Consent, Lessee/Purchaser shall deliver copies of any such subleases within five (5) days after the execution thereof and provided, further, that Lessee/Purchaser shall not grant



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any rights to any such subtenant in excess of the rights and duties granted
Lessee/Purchaser herein.

     9.) Lessee/Purchaser shall not assign this Lease or any part thereof without the written consent of the Lessor/Seller first had and obtained, and will not permit any transfer by operation of law of any interest in said Premises acquired through this Lease and will not permit said Premises to be used for any unlawful purpose or purposes which will injure the reputation of the same nor disturb any other the tenants of the Premises or of the neighborhood.

     10.) No alterations, changes or additions in said Premises shall be made without first submitting written plans and specifications for the same to the Lessor/Seller and obtaining his written consent to make the same. In the event of any such remodeling, alterations or additions, Lessee/Purchaser shall make the same at its own expense and shall promptly pay for all materials and labor involved in making the same. Lessee/Purchaser shall not permit any liens or claims or demands of any nature to exist against the Lessor/Seller or the Premises. In the event any lien, claim or demand of any action for enforcing the same shall be filed or made against the Lessor/Seller or said Premises, the Lessee/Purchaser shall defend the same at its own expense and Lessee/Purchaser hereby agrees to indemnify and hold harmless the Lessor/Seller from any and all liability or expense arising by virtue of such claim, demand or lien or the defense of any action filed to enforce the same. Any such alterations, changes, or additions shall, when made, become a part of the Premises and remain thereon as the property of the Lessor/Seller at the termination of said Lease at the option of the Lessor/Seller.

     11.) Lessee/Purchaser shall allow Lessor/Seller free access to the Premises for the purpose of examining or exhibiting the same.



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     12.) Lessee/Purchaser shall promptly pay and discharge all store license taxes and all general personal property taxes or special license fees that may be assessed or levied by any lawful authority against the property of Lessee/Purchaser or any subtenants on, against or by virtue of the business conducted in or on the demised Premises during the term of this Lease.

     13.) Lessee/Purchaser shall promptly pay (in addition to the rents above specified) all water, sewerage, electric, power, gas and heating bills taxed, levied or charged against the Premises for and during the entire term of this Lease.

     14.) If the Lessee/Purchaser shall make any assignment for the benefit of creditors or if a receiver is appointed for the Lessee/Purchaser or its assets or of the Lessor/Seller's interest under this Lease, and if the appointment of a receiver is not vacated within five (5) days, or if a voluntary or involuntary petition is filed by or against Lessee/Purchaser under the United States Bankruptcy Code, the Lessor/Seller may, upon giving the Lessee/Purchaser ten
(10) days notice of such election, either terminate Lessee/Purchaser's right to the possession of the Premises or terminate this Lease as in the case of a violation by the Lessee/Purchaser of any of the terms, covenants or conditions of this Lease.

     15.) It is agreed by the parties hereto that in the event Lessee/Purchaser has declared bankruptcy or voluntarily offers to creditors terms of composition or in case a receiver is appointed to take charge of and conduct the affairs of the Lessee/Purchaser, then Lessor/Seller shall have the right of immediate possession of said Premises.



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     16.) It is expressly agreed that no waiver nor apparent waiver, nor the failure of Lessor/Seller to require strict performance of any condition, covenant or agreement shall estop the Lessor/Seller from enforcing such condition, covenant or agreement, nor any other condition, covenant or agreement shall at any time be implied.

     17.) It is agreed that all payments herein provided to be made shall be made without relief from valuation or appraisement laws, and all payments required to be made at the time due shall bear interest at the rate of eighteen percent (18%) per annum, from date of delinquency.

     18.) On the 1st day of Apirl, 2005, Lessor/Seller agrees to sell to Lessee/Purchaser, and Lessee/Purchaser agrees to purchase from Lessor/Seller, the Premises upon the following covenants, terms, and conditions.

     19.) Lessee/Purchaser shall pay an agreed upon purchase price upon the following terms and conditions. The Purchase Price shall be paid in cash or its equivalent at Closing.

     This Agreement is NOT conditioned upon Lessee/Purchaser's ability to obtain financing. Lessee/Purchaser shall pay all costs of obtaining financing.

     20.) Lessee/Purchaser shall be responsible for, and hereby agrees to assume and to pay, all taxes or assessments due before, at and after Closing.

     21.) This transaction shall be closed on 1st day of April, 2005.

     Lessee/Purchaser shall continue to have possession at Closing.

     22.) Within a reasonable time prior to Closing, Lessor/Seller shall furnish to Lessee/Purchaser an Owner's Title Insurance Policy equal to the Purchase Price insuring merchantable title: such Title Insurance Policy shall be issued by a Title Company mutually agreed by Lessor/Seller and Lessee/Purchaser as of a date as near Closing as reasonably possible and shall disclose merchantable



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title in Lessor/Seller, subject only to such items to which Lessor/Seller's Deed is to be made subject as provided in this Agreement. If both an Owner's Title Insurance Policy and a Mortgagee's Title Insurance Policy are to be obtained, Lessor/Seller shall pay the cost of the Owner's Policy and Lessee/Purchaser shall pay the balance thereof.

     If defects of title are present, the same shall be pointed out in writing and delivered to Lessor/Seller before Closing. Lessor/Seller shall have not more than One Hundred and Twenty (120) days to cure such defects. If Lessor/Seller does not cure the defects within the time period provided, Lessee/Purchaser may rescind this Agreement, or Lessee/Purchaser may accept said title defects "AS IS" and close this transaction.

     At Closing, Lessor/Seller shall execute and deliver to Lessee/Purchaser a General Warranty Deed conveying the Premises free and clear of all liens and encumbrances and subject to all covenants, restrictions, easements, zoning ordinances and any mortgage of record assumed by the Lessee/Purchaser.

     23.) The risk of loss or damage to the Premises and improvements, or a substantial portion thereof, by any cause whatsoever is assumed by Lessee/Purchaser prior to, at and after Closing.

     24.) No inspections shall be required as the Lessee/Purchaser has inspected the Premises and has agreed to purchase the Premises "AS IS"in any and all respects.

     25.) In the event of a default in the terms of this Agreement, each party shall have all rights allowed by prevailing law.

     26.) Lessee/Purchaser and Lessor/Seller each represent and warrant to the other Party that no Real Estate Broker has been employed or retained with regard to this Agreement and transaction.



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     27.) It is agreed by the parties that a defaulting party of the terms of this Agreement shall pay and discharge all reasonable costs, attorneys fees and related legal expenses which shall be made and incurred by the non-defaulting party in enforcing the covenants and provisions of this Agreement. All parties to this Agreement agree that the covenants and provisions herein contained shall be binding upon, apply and inure to their respective heirs executors, administrators, successors and assigns.

     28.) Lessee/Purchaser does hereby release and relieve Lessor/Seller and waives its entire right of recovery against the Lessor/Seller for loss or damage arising out of or incident to the perils of fire, explosion or other peril described in the "Extended Coverage" insurance endorsement approved for use in the state where the Premises are located, which occurs in, on or about the Premises, whether due to the negligence of Lessor/Seller, his agents or employees or otherwise.

     29.) In the event prior to closing the Premises or any portion thereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purposes, Lessee/Purchaser is hereby entitled to any proceeds resulting from said eminent domain taking and shall assume and take full responsibility for resolving any claims made by any government agency pursuant to the doctrine of eminent domain including performing any obligations required by the condemning authority.

     In the event of any such acquisition or condemnation by eminent domain, Lessee/Purchaser shall have no claim against the Lessor/Seller as all right to any proceeds of said eminent domain taking shall belong to the Lessee/Purchaser and shall be Lessee/Purchaser's sole remedy for said condemnation.



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     30.) Nothing herein contained shall be construed as prohibiting
Lessor/Seller from assigning its right, title and interest in and to the Premises, subject to the terms of this Agreement, to any third party.

     31.) Until further notice in written form is given by either of the parties hereto, all notices and/or rent to be delivered to the opposite party shall be mailed as follows:

                  TO Lessor/Seller:

                                    Mervin D. Lung
                                    707 River Pointe Place
                                    Mishawaka, Indiana 46544

                  TO Lessee/Purchaser:

                                    Patrick Industries, Inc.
                                    1800 South 14th Street
                                    Elkhart, Indiana 46516

     32.) Lessor/Seller covenants and agrees that so long as Lessee/Purchaser shall perform all of the terms, conditions, covenants and agreements to be kept by Lessee/Purchaser, Lessee/Purchaser shall have the quiet enjoyment of the Premises.

     33.) The parties agree that a memorandum of this Agreement in a form approved in writing by Lessor/Seller, may be recorded in the records of McLennan County, Texas.

     34.) This Agreement is executed by duly authorized officers of the Lessee/Purchaser for and on behalf of the Lessee/Purchaser and the persons executing this lease for and on behalf of the Lessee/Purchaser acknowledge and state that they have full power and authority to execute this Lease pursuant to law, the by-laws of Lessee/Purchaser corporation and authority of Lessee/Purchaser's board of directors.



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         Dated effective this 15th day of October, 2004.

                                          /S/Mervin D. Lung
                                        -----------------------------------
                                        Mervin D. Lung
                                                 [Lessor/Seller]







                                        Patrick Industries, Inc.
                                                 [Lessee/Purchaser]


                               By:        /S/Paul E. Hassler
                                        -----------------------------------
                                        Paul E. Hassler, President
                                        ---------------


                                        ATTEST:


                                          /S/Andy L. Nemeth
                                        Andy L. Nemeth, Secretary/Treasurer
                                        --------------



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STATE OF INDIANA  )
                  )       SS:
COUNTY OF ________)

     Before me, a Notary Public in and for said County and State, personally appeared Mervin D. Lung and acknowledged the execution of the above and foregoing Commercial Lease as Lessor/Seller.

     WITNESS my hand and Notarial Seal this ___ day of _________, 2004.



                                        ----------------------------------
                                        ___________________, Notary Public
My Commission Expires                   Residing in ___________ County, IN
---------------------------



STATE OF INDIANA    )
                    )       SS:
COUNTY OF _________ )

     Before me, a Notary Public in and for said County and State, personally appeared __________________ and _________________, the President and
Secretary/Treasurer, respectively, of PATRICK INDUSTRIES, INC., an Indiana Corporation, and acknowledged the execution of the above and foregoing Commercial Lease for and on behalf of said corporation in their respective representative capacities being authorized by it so to do.

     WITNESS my hand and Notarial Seal this ___ day of _________, 2004.



                                        ----------------------------------
                                        ___________________, Notary Public
My Commission Expires                   Residing in ___________ County, IN
---------------------------



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                                   EXHIBIT "A"

                             REAL ESTATE DESCRIPTION
                             -----------------------

BEING 13.15 acres of land in the Jacob Walker League, McLennan County, Texas, and being all that certain Tract Two as described in a deed from the Waco Industrial Foundation to Patrick Industries, Inc., as recorded March 13, 1980, in Col. 1347, Pg. 763 of the Deed Records of McLennan County, Texas, described by metes and bounds as follows: BEGINNING at a nail being the northwest corner of said Tract Two, being also in the center of the Old Fort Graham Road; THENCE N 57 deg 3 min 54 sec E with the north line of said Tract Two passing an iron at
25.0 feet continuing for a total distance of 1120.3 feet to an iron stake for a corner being the northeast corner of said tract; THENCE S 30 deg 15 min 27 sec E with the cast line of said TRACT TWO a distance of 407.57 feet to an iron stake for a corner being in the northwest line of Texas Central Railroad; THENCE S 18 deg 48 min 15 sec W with said railroad R.O.W. a distance of 225.59 feet to an iron stake for a corner being the southeast corner of said Tract Two; THENCE S 60 deg 32 min W with the south line of said Tract Two, passing an iron stake at a distance of 921.03 feet, continuing for a total distance of 946.03 feet to a nail for a corner being the southwest corner of said Tract Two, being also in the center line of Old Fort Graham Road; THENCE N 30 deg 34 min 32 sec W with the west line of said Tract Two a distance of 490.0 feet to the place of beginning containing 13.15 acres of land more or less, of which .028 acre is being used as a public road, and 0.25 acre is being used as a private gravel drive, ingress, egress easement.




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